                                                           Exhibit (d)(12)(viii)

                                 AMENDMENT NO. 2

            TO THE AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

     AMENDMENT NO. 2 to the Amended and Restated Investment Advisory Agreement ("Amendment No. 2"), dated as of August 18, 2003, between The Equitable Life Assurance Society of the United States, a New York corporation ("Equitable") and Alliance Capital Management L.P., a Delaware limited partnership ("Adviser").

     Equitable and the Adviser agree to modify and amend the Amended and Restated Investment Advisory Agreement dated as of December 5, 2001 and Amendment No. 1, dated as of November 22, 2002 (together the "Agreement") between Equitable and Adviser as follows:

     1. Equitable hereby terminates its appointment of the Adviser as the investment adviser for the EQ/Aggressive Stock Portfolio, EQ/Balanced Portfolio and EQ/High Yield Portfolio.

     2. Portfolios. Equitable reaffirms its appointment of the Adviser as the investment adviser for the EQ/Alliance Common Stock Portfolio, EQ/Equity 500 Index Portfolio, EQ/Alliance Growth and Income Portfolio, EQ/Alliance Intermediate Government Securities Portfolio, EQ/Alliance International Portfolio, EQ/Money Market Portfolio, EQ/Alliance Quality Bond Portfolio, EQ/Alliance Premier Growth Portfolio, EQ/Alliance Small Cap Growth Portfolio, EQ/Alliance Technology Portfolio, EQ/Bernstein Diversified Value Portfolio.

     3. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which the Adviser is appointed as the investment adviser, is hereby replaced in its entirety by Appendix A attached hereto.

     4. Appendix B. Appendix B to the Agreement, setting forth the Portfolios of the Trust and the fees payable to the Adviser with respect to each Portfolio for which the Adviser provides advisory services under the Agreement, is hereby replaced in its entirety by Appendix B attached hereto.

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

     THE EQUITABLE LIFE ASSURANCE
     SOCIETY OF THE UNITED STATES               ALLIANCE CAPITAL MANAGEMENT L.P.



   By: /s/ Peter D. Noris                       By: /s/ Mark R. Manley
       -------------------------------              ----------------------------
       Name: Peter D. Noris                         Name:  Mark R. Manley
       Title: Executive Vice President              Title  Senior Vice President

                                   APPENDIX A

                         AMENDMENT NO. 2 TO THE AMENDED
                   AND RESTATED INVESTMENT ADVISORY AGREEMENT



                       EQ/Alliance Common Stock Portfolio
                          EQ/Equity 500 Index Portfolio
                     EQ/Alliance Growth and Income Portfolio
            EQ/Alliance Intermediate Government Securities Portfolio
                       EQ/Alliance International Portfolio
                            EQ/Money Market Portfolio
                    (fka EQ/Alliance Money Market Portfolio)
                       EQ/Alliance Quality Bond Portfolio
                      EQ/Alliance Premier Growth Portfolio
                     EQ/Alliance Small Cap Growth Portfolio
                        EQ/Alliance Technology Portfolio
                    EQ/Bernstein Diversified Value Portfolio

                                   APPENDIX B

                         AMENDMENT NO. 2 TO THE AMENDED
                   AND RESTATED INVESTMENT ADVISORY AGREEMENT


                                  FEE SCHEDULE

Related Portfolios                                      Annual Advisory Fee Rate***

Special Equity Portfolios, which shall include          0.60% of the Special Equity Portfolios' average daily net
the following Portfolios, Allocated Portions,           assets up to and including $1 billion; 0.55% of the Special
or Other Allocated Portions** of a Portfolio            Equities Portfolios' average daily net assets over $1
(collectively referred to as "Special Equity            billion up to and including $1.5 billion; 0.50% of the
Portfolios"):                                           Special Equities Portfolios' average daily net assets over
                                                        $1.5 billion up to and including $2 billion; 0.45% of the
    EQ/Alliance International                           Special Equities Portfolios' average daily net assets over
    EQ/Alliance Premier Growth                          $2 billion up to and including $2.5 billion; and 0.40% of
    EQ/Alliance Small Cap Growth                        the Special Equities Portfolios' average daily net assets
    EQ/Alliance Technology                              over $2.5 billion
    AXA Premier Small/Mid Cap Growth*
    AXA Premier VIP Small/Mid Cap Growth*
    AXA Premier Technology*
    AXA Premier VIP Technology*
    AXA Premier International*
    AXA Premier VIP International*


General Equity and High Yield Portfolios, which         0.50% of the General Equity/High Yield Portfolios' average
shall include the following Portfolios, Allocated       daily net assets up to and including $1 billion; 0.40% of
Portions, or Other Allocated Portions** of a            the General Equity/High Yield Portfolios' average daily net
Portfolio (collectively referred to as "General         assets over $1 billion up to and including $2 billion; 0.30%
Equity/High Yield Portfolios")                          of the General Equity/High Yield Portfolios' average daily net assets over $2 billion up to and including $3 billion;
    EQ/Alliance Common Stock                            and 0.20% of the General Equity/High Yield Portfolios'
    EQ/Bernstein Diversified Value                      average daily net assets over $3 billion
    AXA Premier Large Cap Growth*
    AXA Premier VIP Large Cap Growth*
    AXA Premier Large Cap Core Equity*
    AXA Premier VIP Large Cap Core Equity*
    AXA Premier VIP High Yield*


Fixed Income Portfolios, which shall include            0.30% of the Fixed Income Portfolios' average daily net
the following Portfolios, Allocated Portions            assets up to and including $500 million; 0.25% of the Fixed
or Other Allocated Portions** of a Portfolio            Income Portfolios' average daily net assets over $500
(collectively referred to as "Fixed Income              million up to and including $1 billion; 0.20% of the Fixed
Portfolios")                                            Income Portfolios' average daily net assets over $1 billion up to and including $1.5 billion; 0.15% of the Fixed Income
   EQ/Alliance Intermediate Government Securities       Portfolios' average daily net assets over $1.5 billion up to
   EQ/Alliance Quality Bond                             and including $3 billion; and 0.12% of the Fixed Income
                                                        Portfolios average daily net assets over $3 billion

Related Portfolios                                      Annual Advisory Fee Rate***
EQ/Equity 500 Index                                     0.05% of the EQ/Equity 500 Index Portfolio's
                                                        average daily net assets up to and including $1
                                                        billion; and 0.03% of the EQ/Equity 500 Index
                                                        Portfolio's average daily net assets over $1 billion


Money Market Portfolios, which shall include            0.13% of the Money Market Portfolios average daily net
the following Portfolios or Other Allocated             assets up to and including $750 million; 0.105% of the Money
Portions** of a Portfolio (collectively referred        Market Portfolios' average daily net assets over $750
to as "Money Market Portfolios")                        million up to and including $1.5 billion; 0.08% of the Money
                                                        Market Portfolios' average daily net assets over $1.5
   EQ/Money Market                                      billion up to and including $2.5 billion; 0.06% of the Money
   AXA Premier Money Market                             Market Portfolios' average daily net assets over $2.5
                                                        billion up to and including $5 billion; and 0.05% of the
                                                        Money Market Portfolios' average daily net assets over $5
                                                        billion


Large Cap Portfolios, which shall include the           0.30% of each of the Large Cap Portfolios' average daily net
following Portfolios, Allocated Portions or             assets
Other Allocated Portions** of a Portfolio
(collectively referred to as "Large Cap
Portfolios")

   EQ/Alliance Growth & Income
   AXA Premier Large Cap Value*
   AXA Premier VIP Large Cap Value*

AXA Premier VIP Aggressive Equity*                     0.36% of the Portfolio's average daily net assets



* This Portfolio has been designated a "multi-adviser portfolio" and Alliance receives a fee based on a discrete portion of the Portfolio's assets that have been allocated to it by the Manager, which is referred to as an "Allocated Portion"

** Other Allocated Portions are other registered investment companies (or series or portions thereof) that are managed by the Manager and advised by the Adviser, which are classified as "Special Equity Portfolios," "General Equity and High Yield Portfolios," "Fixed Income Portfolios," "Money Market Portfolios," or "Large Cap Portfolios"

*** The daily advisory fee for the Related Portfolios is calculated by multiplying the aggregate net assets of the Related Portfolios at the close of the immediately preceding business day by the Annual Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year. The daily fee applicable to each Portfolio is the portion of the daily advisory fee for the Related Portfolios that is equal to the Portfolio's net assets relative to the aggregate net assets of the Related Portfolios, including the Portfolio, used in the fee calculation for that day